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                                                                   EXHIBIT 10(p)

                      1996 THE DUN & BRADSTREET CORPORATION
                  NON-EMPLOYEE DIRECTORS' STOCK INCENTIVE PLAN
                    (AS AMENDED EFFECTIVE DECEMBER 17, 1997)
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1.    PURPOSE OF THE PLAN

The purpose of the Plan is to aid the Company in attracting, retaining and compensating non-employee Directors and to enable them to increase their ownership of Shares. The Plan will be beneficial to the Company and its shareholders since it will allow non-employee Directors to have a greater personal financial stake in the Company through the ownership of Shares, in addition to underscoring their common interest with shareholders in increasing the value of the Shares on a long-term basis.

2.    DEFINITIONS

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

            (a) Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

            (b) Awards: Options, Shares of Restricted Stock, Phantom Stock Units or Performance Shares granted pursuant to the Plan.

            (c) Beneficial Owner: As defined in Rule 13d-3 under the Act (or any successor rule thereto).

            (d) Board: The Board of Directors of the Company.

            (e) Change in Control: The occurrence of any of the following events:

                  (i) any "Person," as such term is used in Sections 13(d) and
            14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or
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            becomes the "Beneficial Owner" (as defined in Rule 13d-3 under the
            Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities;

                  (ii) during any period of twenty-four months (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new Director (other than (1) a Director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this Section, (2) a Director designated by any Person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control or (3) a Director designated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's securities) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof;

                  (iii) the shareholders of the Company approve a merger or
            consolidation of the Company with any other corporation, other than
            (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and (2) after which no Person holds 20% or more of the combined voting power of the then outstanding securities of the Company or such surviving entity; or

                  (iv) the shareholders of the Company approve a plan of
            complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

            (f) Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

            (g) Committee: The Executive Compensation and Stock Option Committee of the Board.
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            (h) Company: The Dun & Bradstreet Corporation, a Delaware
      corporation.

            (i) Disability: Inability to continue to serve as a non-employee Director of the Board due to a medically determinable physical or mental impairment which constitutes a permanent and total disability, as determined by the Committee (excluding any member thereof whose own Disability is at issue in a given case) based upon such evidence as it deems necessary and appropriate. A Participant shall not be considered disabled unless he or she furnishes such medical or other evidence of the existence of the Disability as the Committee, in its sole discretion, may require.

            (j) Determination Date: As such term is defined in Section 8(b) of the Plan.

            (k) Effective Date: The date on which the Plan takes effect, as defined pursuant to Section 15 of the Plan.

            (l) Fair Market Value: On a given date, the average of the high and low prices of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if no Composite Tape exists for such national securities exchange on such date, then on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on a national securities exchange, the average of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted), or, if there is no market on which the Shares are regularly quoted, the Fair Market Value shall be the value established by the Committee in good faith. If no sale of Shares shall have been reported on such Composite Tape or such national securities exchange on such date or quoted on the National Association of Securities Dealers Automated Quotation System on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used.

            (m) Option: A stock option granted pursuant to Section 6 of the Plan.

            (n) Option Price: The purchase price per Share of an Option, as determined pursuant to Section 6(b) of the Plan.

            (o) Participant: Any director of the Company who is not an employee of the Company or any Subsidiary of the Company as of the date that an Award is granted.

            (p) Performance Period: The calendar year.
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            (q) Performance Share: An annual bonus award, payable in
      unrestricted Shares, granted pursuant to Section 9(a) of the Plan.

            (r) Person: As such term is used in Section 13(d) or 14(d) of the Act (or any successor section thereto).

            (s) Phantom Stock Unit: A bookkeeping entry, equivalent in value to one Share, credited in accordance with Section 8(a) of the Plan.

            (t) Plan: The 1996 The Dun & Bradstreet Corporation Non-Employee Directors' Stock Incentive Plan.

            (u) Restricted Stock: A Share of restricted stock granted pursuant to Section 7 of the Plan.

            (v) Retirement: Termination of service with the Company after such Participant has attained age 70, regardless of the length of such Participant's service.

            (w) S&P Index: The Standard & Poor's 500 Index.

            (x) Service Date: The first date on which a Participant commences service as a Director of the Company.

            (y) Shares: Shares of common stock, par value $1.00 per share, of the Company.

            (z) Subsidiary: A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).


3.    SHARES SUBJECT TO THE PLAN

The total number of Shares which may be issued under the Plan is 200,000. Shares may consist, in whole or in part, of unissued Shares or treasury Shares. The issuance of Awards shall reduce the total number of Shares available under the Plan.
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4.    ADMINISTRATION

The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two "non-employee directors" within the meaning of Rule 16b-3 under the Act (or any successor rule thereto). The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors).

5.    ELIGIBILITY

All Participants shall be eligible to participate under the Plan.

6.    TERMS AND CONDITIONS OF OPTIONS

Options granted under the Plan shall be non-qualified stock options for federal income tax purposes, as evidenced by the related Option agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:
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            (a) Annual Grant of Options. At each December meeting of the Board or on such later date as the Committee may determine, each Participant who is expected to serve on the Board for the following calendar year shall receive an Option to purchase a number of Shares with a nominal grant value based on competitive pay levels, as determined by the Board in its sole discretion.

            (b) Option Price. The Option Price per Share shall equal the Fair Market Value of one Share on the date on which an Option is granted.

            (c) Exercisability of Options. An Option granted under the Plan shall be fully exercisable on the first anniversary of the date on which such Option is granted. An Option shall expire on the tenth anniversary of the date on which it is granted.

            (d) Exercise of Options. Except as otherwise provided in the Plan or in a related Option agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant (i) in cash, (ii) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee or
      (iii) partly in cash and partly in such Shares. No Participant shall have any rights to dividends or other rights of a shareholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

            (e) Exercisability Upon Termination of Service by Death. If a Participant's service with the Company and its Subsidiaries terminates by reason of death after the first anniversary of the date on which an Option is granted, the unexercised portion of such Option may thereafter be exercised during the shorter of (A) the remaining term of the Option or
      (B) five years after the date of death.

            (f) Exercisability Upon Termination of Service by Disability or Retirement. If a Participant's service with the Company and its Subsidiaries terminates by reason of Disability or Retirement after the first anniversary of the date on which an Option is granted, the unexercised portion of such Option may thereafter be exercised during the shorter of (A) the remaining term of the Option or (B) five years after the date of such termination of service; provided, however, that if a Participant dies within a period of five years after such termination of service, the unexercised portion of the Option may thereafter be exercised, during the shorter of (i) the remaining term of the Option or
      (ii) the period that is the longer of (A) five years after the date of such termination of service or (B) one year after the date of death.
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            (g) Effect of Other Termination of Service. If a Participant's
      service with the Company and its Subsidiaries terminates by reason of Disability or Retirement prior to the first anniversary of the date on which an Option is granted (as described above), then, to the extent the Committee, in its sole discretion, so permits, such Option may be exercised thereafter, during the shorter of (A) the remaining term of such Option or (B) five years after the date of such termination of service, for a prorated number of Shares (rounded down to the nearest whole number of Shares), equal to (i) the number of Shares subject to such Option multiplied by (ii) a fraction the numerator of which is the number of days the Participant served on the Board subsequent to the date on which such Option was granted and the denominator of which is 365. The portion of such Option which is not so exercisable shall terminate as of the date of Disability or Retirement. If a Participant's service with the Company and its Subsidiaries terminates for any other reason prior to the first anniversary of the date on which an Option is granted (as described above), such Option shall thereupon terminate. If a Participant's service with the Company and its Subsidiaries terminates for any reason other than death, Disability or Retirement after the first anniversary of the date on which an Option is granted (as described above), the unexercised portion of such Option shall thereupon terminate.

            (h) Nontransferability of Stock Options. Except as otherwise provided in this Section 6(h), a stock option shall not be transferable by the optionee otherwise than by will or by the laws of descent and distribution and during the lifetime of an optionee an option shall be exercisable only by the optionee. An option exercisable after the death of an optionee or a transferee pursuant to the following sentence may be exercised by the legatees, personal representatives or distributees of the optionee or such transferee. The Committee may, in its discretion, authorize all or a portion of the options previously granted or to be granted to an optionee to be on terms which permit irrevocable transfer for no consideration by such optionee to (i) any or all of the spouse, children or grandchildren of the optionee ("Immediate Family Members"),
      (ii) a trust or trusts for the exclusive benefit of the optionee and/or any or all of such Immediate Family Members, or (iii) a partnership in which the optionee and/or any or all of such Immediate Family Members are the only partners, provided that subsequent transfers of transferred options shall be prohibited except those in accordance with the first sentence of this Section 6(h). Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events of termination of service of Sections 6(e), 6(f) and 6(g) hereof shall continue to be applied with respect to the original optionee, following which the options shall be exercisable by the transferee only to the extent, and for the periods specified, in Sections 6(e), 6(f) and 6(g). The Committee may delegate to the Administrative Committee the authority to authorize transfers, establish terms and conditions upon which transfers may be
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      made and establish classes of optionees eligible to transfer options, as well as to make other determinations with respect to option transfers.



7.    TERMS AND CONDITIONS OF RESTRICTED STOCK

Restricted Stock granted under the Plan shall be subject to the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

            (a) One-Time Grant of Restricted Stock to New Directors. Each Participant who commences service with the Company on or after November 1, 1996 shall, on his or her Service Date, receive a one-time grant of Restricted Stock consisting of a number of Shares equal to (i) the annual retainer in effect on such Participant's Service Date, divided by (ii) the Fair Market Value of one Share on such Participant's Service Date.

            (b) Restrictions. Restricted Stock granted under the Plan may not be sold, transferred, pledged, assigned or otherwise disposed of under any circumstances; provided, however, that the foregoing restrictions shall elapse on the fifth anniversary of a Participant's Service Date.

            (c) Forfeiture of Grants. All Shares of Restricted Stock as to which restrictions have not previously elapsed pursuant to Section 7(b) of the Plan shall be forfeited upon the termination of a Participant's service with the Company for any reason (including, without limitation, by reason of death, Disability or Retirement).

            (d) Other Provisions. During the period prior to the date on which the foregoing restrictions elapse, (i) Shares of Restricted Stock shall be registered in the Participant's name and (ii) such Participant shall have voting rights and receive dividends with respect to such Restricted Stock.


8.    TERMS AND CONDITIONS OF PHANTOM STOCK UNITS

            (a) One-Time Conversion of Accrued Benefits into Phantom Stock Units. Each Participant who serves on the Board as of January 1, 1997 shall have Phantom Stock Units credited to a Phantom Stock Unit account maintained for him or her on the books of the Company. The number of Phantom Stock Units to be
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      credited shall equal (i) the present value as of December 31, 1996 of the
      Participant's accrued future retirement benefit under the Company's Plan for Compensating Directors for Post Retirement Availability and Service (calculated in accordance with (A) the assumptions used to calculate lump-sum distributions under such plan, (B) an interest rate equal to 85% of the three-month average yield on 15-year Treasury bonds and (C) information from the 1983 Group Annuity Mortality table), divided by (ii) the average Fair Market Value of one Share during the last ten trading days of 1996, rounded down to the nearest whole number of Phantom Stock Units. For purposes of the foregoing calculation, the non-accrued future retirement benefits of Participants with more than three but less than five years of service shall be accelerated to December 31, 1996. Phantom Stock units shall be credited with dividend equivalents when dividends are paid on Shares, and such dividend equivalents shall be converted into additional Phantom Stock Units (including fractional Phantom Stock Units) based on the Fair Market Value of Shares on the date credited.

            (b) Payment in Cash Upon Termination of Service. On the second business day of the calendar year (the "Payment Day") immediately following the calendar year containing the date on which a Participant terminates service with the Company (the "Termination Date"), the Participant shall receive a lump sum payment in cash equal to the Fair Market Value (determined as of the business day immediately preceding the Payment Day (the "Determination Day")) of the number of Phantom Stock Units (including fractional Phantom Stock Units) credited to the Participant's Phantom Stock Unit account on the Determination Day. Between the Termination Date and the Determination Day the Participant's Phantom Stock Units shall continue to be credited with dividend equivalents when dividends are paid on Shares, and such dividend equivalents shall continue to be converted into additional Phantom Stock Units (including fractional Phantom Stock Units) based on the Fair Market Value of Shares on the date credited. As an alternative to receiving such payment on the Payment Day, the Participant may elect to receive his or her payment in such form of payments (and on such terms and conditions) as are established by the Committee in its sole discretion.

            (c) Crediting of Stock Dividends. When non-cash dividends are paid on Shares, a Participant's Phantom Stock Units shall be credited with dividend equivalents by crediting the Participant's account with a bookkeeping entry that will at all times equal the then current value of the non-cash dividend (including any dividends on such dividend, any dividends on such dividends, etc.). Such value shall be determined in the same manner that the Fair Market Value of Shares is determined.
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9.    TERMS AND CONDITIONS OF PERFORMANCE SHARES

            (a) Establishment of Annual Performance Target Levels and Number of Performance Shares. In the December immediately preceding a given Performance Period, the Board shall establish performance target levels of total shareholder return for the Company for such Performance Period, expressed as target percentiles of the total shareholder return of the S&P Index. The Board shall also establish the number of Performance Shares that would be payable to Participants upon the attainment of various performance target levels during such Performance Period. The Board, in its sole discretion, may adjust performance target levels and the number of Performance Shares payable upon attainment of such target levels in December of each year with respect to the subsequent Performance Period to reflect changes in Share prices and/or competitive pay levels.

            (b) Payment in Unrestricted Shares. On the first trading day following the third Wednesday in February in the year following a given Performance Period, Participants shall receive unrestricted Shares equal to the number of Performance Shares earned by such Participant during such Performance Period. A Participant who did not serve on the Board during an entire Performance Period shall receive a prorated number of Shares (rounded down to the nearest whole number of Shares) based upon (i) the number of days during the Performance Period during which such Participant served on the Board and (ii) the actual total shareholder return results.

            (c) Authorization for Committee to Permit Deferral. Notwithstanding
      Section 9(b) of the Plan, a Participant may, if and to the extent permitted by the Board, elect to defer payment of any unrestricted Shares payable as a result of any Performance Shares earned by such Participant; provided, however, that any such election must be made (i) no later than June 30 of the year immediately preceding the year in which any such unrestricted Shares are to be paid and (ii) in accordance with such terms and conditions as are established by the Committee in its sole discretion.


10.   ADJUSTMENTS UPON CERTAIN EVENTS

Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:
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            (a) Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares other than regular cash dividends, the Committee, in its sole discretion and without liability to any person, may make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the Option Price and/or (iii) any other affected terms of such Awards.

            (b) Change in Control. Upon the occurrence of a Change in Control,
      (i) all restrictions on Shares of Restricted Stock shall lapse, (ii) all Phantom Stock Units shall become payable to Participants in cash, (iii) each Participant shall receive the target number of Performance Shares for the Performance Period in which the Change in Control occurs (or, if no target number has been established for such Performance Period, the target number for the immediately preceding Performance Period shall be used) and
      (iv) all Stock Options shall vest and become exercisable.


11.   SUCCESSORS AND ASSIGNS

The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

12.   AMENDMENTS OR TERMINATION

The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of any Participant under any Award theretofore granted without such Participant's consent.
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13.   NONTRANSFERABILITY OF AWARDS

Except as provided in Section 6(h) of the Plan, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. During the lifetime of a Participant, an Award shall be exercisable only by such Participant. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant. Notwithstanding anything to the contrary herein, the Committee, in its sole discretion, shall have the authority to waive this Section 13 (or any part thereof) to the extent that this
Section 13 (or any part thereof) is not required under the rules promulgated under any law, rule or regulation applicable to the Company.

14.   CHOICE OF LAW

The Plan shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York.
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15.   EFFECTIVENESS OF THE PLAN

The Plan shall be effective as of November 1, 1996.



                                    Adopted by the
                                    Board of Directors:  December 18, 1996

                                    Amended by the Board
                                    of Directors effective: January 15, 1997
                                                            July 16, 1997
                                                            December 17, 1997